Exhibit 10.22

lock-up agreement

Ritter Pharmaceuticals, Inc.

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

This Lock-Up Agreement (this “Agreement”) is executed in connection with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Ritter Pharmaceuticals, Inc. (“Parent”), RP Merger Sub, Inc. (“Merger Sub”), and Qualigen, Inc. (“Company”), dated as of January 15, 2020, as thereafter amended. Capitalized terms used herein but not defined will have the meanings ascribed to such terms in the Merger Agreement.

In connection with, and as an inducement to, the parties entering into the Merger Agreement and for other good and valuable consideration, the undersigned agrees that, without the prior written consent of Parent, during the period commencing at the Effective Time and continuing until 180 days after the Effective Time, the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Common Stock of Parent (the “Parent Common Stock”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Common Stock (including without limitation, Parent Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities of Parent which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (collectively, the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock; (4) grant any proxies or powers of attorney with respect to any Securities, deposit any Securities into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any Securities; or (5) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

Notwithstanding the above, the Lock-Up Restrictions will automatically terminate on the date that is 180 days after the Effective Time. The period during which the Lock-Up Restrictions apply to the Securities will be deemed the “Lock-Up Period”.

The undersigned agrees that during the Lock-Up Period, the undersigned will not engage in any hedging or other transaction with respect to any Securities which reasonably could be expected to result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to such Securities or to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer any of the Securities (i) as a bona fide gift or charitable contribution, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a business entity (1) to a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) as distributions or dividends of shares of Parent Common Stock or any security convertible into or exercisable for Parent Common Stock to limited partners, members or stockholders of, or other similar equity holders in, the undersigned, (iv) if the undersigned is a trust, to its beneficiary or trustee, (v) by testate succession or intestate succession, (vi) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (vii) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned or the immediate family of the undersigned, (viii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vii), (ix) to Parent in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase Parent Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but excluding any exercise that would involve a sale in the open market of any securities relating to such options or warrants), (x) to Parent in connection with the termination of employment or other termination of a service provider and pursuant to any option of the Parent existing as of the Effective Time to repurchase such shares or securities, (xi) acquired by the undersigned in open market transactions after the Effective Time, (xii) pursuant to a change of control of Parent, provided that in the event that such change of control transaction is not completed, the Securities will remain subject to the Lock-Up Restrictions, or (xiii) pursuant to an order of a court or regulatory agency; provided, in the case of clauses (i)-(viii), that (A) such transfer will not involve a disposition for value and (B) the transferee promptly provides Parent with its written agreement to be bound by the terms and conditions of this Agreement upon consummation of such transaction; and provided, further, in the case of clauses (i)-(xi), no filing by any party under Section 16(a) of the Exchange Act will be required or made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” will mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions will not apply to (i) the exercise of stock options (other than any exercise that would involve a sale in the open market); provided that it will apply to any of the Securities issued upon such exercise, (ii) the conversion or exercise of warrants (other than any conversion or exercise that would involve a sale in the open market); provided that it will apply to any of the Securities issued upon such conversion or exercise, or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Securities will be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement and no filing with the Securities and Exchange Commission or other regulatory authority will be required or made voluntarily prior to the expiration of the applicable Lock-Up Period. Any attempted transfer in violation of this Agreement will be of no effect and null and void and will not be recorded on the share register of Parent. In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Agreement. Parent may cause the legend set forth below to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Parent Common Stock:

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THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

In the event that any other holder of Parent’s securities that is subject to a substantially similar agreement is permitted by Parent to sell, transfer or dispose of shares of Parent Common Stock for value other than as permitted by this or a substantially similar agreement, the same percentage of shares of Parent Common Stock held by the undersigned will be immediately and fully released on the same terms from the Lock-Up Restrictions (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release will not be applied unless and until permission has been granted by Parent to equity holder(s) to sell, transfer or dispose, in the aggregate, of more than 1% of the number of shares of Parent Common Stock originally subject to a substantially similar agreement.

Upon the release of any of the Securities from this Agreement, Parent will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates representing the Securities without the restrictive legend above or the withdrawal of any stop transfer instructions.

The undersigned understands that the undersigned will be released from all obligations under this Agreement upon the earlier of (i) the expiration of the Lock-Up Period, and (ii) if the Merger Agreement is terminated prior to the Effective Time pursuant to its terms, upon the date of such termination.

The undersigned understands that Parent, Merger Sub and Company are entering into the Merger Agreement in reliance upon this Agreement.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(Signature Page Follows)

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This Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of Parent, Company and the undersigned in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among Parent, Company and the undersigned, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by Parent and the undersigned by facsimile or electronic transmission in .pdf format will be sufficient to bind such parties to the terms and conditions of this Agreement.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

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